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                                                                   EXHIBIT 10(K)

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement is entered into as of the 1st day of June, 2000, by and between TXU Corp. f/k/a Texas Utilities Company, a Texas corporation (the "Employer") and Erle Nye, an individual (the "Employee").

                                   RECITALS

     WHEREAS, Employee has served Employer in various capacities for over 40 years and currently serves Employer as its Chairman of the Board and Chief Executive; and

     WHEREAS, Employer currently desires Employee to continue in such capacity, and the parties desire to evidence their understanding and agreement regarding the terms and conditions of Employee's continued employment with Employer, all as set forth herein.

     NOW, THEREFORE, the parties agree as follows.

     1.   Employment. Employer hereby agrees to employ Employee and Employee
          ----------
hereby agrees to serve Employer, subject to the terms and conditions set forth herein.

     2.   Term. This Employment Agreement shall commence as of the date first
          ----
set forth above and, unless terminated earlier pursuant to the provisions hereof, shall expire on June 1, 2004 ("Term").

     3.   Title and Duties. Employee shall serve Employer as its Chairman of the
          ----------------
Board and Chief Executive, and shall perform such duties and tasks as he may be called upon by Employer to perform from time to time. Employee will endeavor to promote the business affairs and interests of Employer and will devote all of his working time and attention to Employer.

     4.   Compensation.
          ------------

          (a)  Base Salary. As compensation for his services hereunder, Employee
               -----------
shall initially receive a base salary of $79,166.67 per month, payable in equal installments at such periods as shall from time to time be established by Employer as regular payroll periods. Employee's base salary shall be subject to review and modification from time to time at the discretion of Employer; provided that Employee's base salary may be increased, but not decreased, during the Term.

          (b)  Annual Bonus. Employee shall be entitled to receive incentive
               ------------
bonus awards subject to, and in accordance with the provisions of, the Company's Annual Incentive Plan ("AIP").

          (c)  Restricted Stock Awards. Following, and in connection with, the
               -----------------------
executive officer annual review by the Organization and Compensation Committee of the Board of Directors of Employer ("O&C Committee") in each year during the Term, Employee shall be entitled to
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receive an award of at least 40,000 shares of restricted stock under Employer's
Long-Term Incentive Compensation Plan ("LTICP"). Each such award shall be subject to terms, conditions and restrictions comparable to those contained in contemporaneous awards granted to comparably situated officers of Employer; except that each such award shall provide that retirement by Employee during the relevant performance period shall not cause or result in a forfeiture of any portion of such award and that, in the event Employee retires, all such awards which would otherwise forfeit upon Employee's retirement shall be paid at the time and in the amount they otherwise would have been paid in the absence of such retirement. In the event that no awards of restricted stock are made under the LTICP at one or more of the above-referenced times to any other officer or key employee, Employer shall, in lieu of awarding Employee restricted stock, grant to Employee at such time(s) an award of a type comparable to that awarded to other officers of similar rank (but including a provision for the waiver of forfeiture upon Employee's retirement as described above) having a value reasonably comparable to an award of at least 40,000 shares of restricted stock (taking into consideration performance targets and vesting periods applicable to restricted stock awards heretofore granted under the LTICP, and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable). In the event that no awards of any type are awarded under the LTICP at one or more of the above-referenced times, Employee will be entitled to receive at such time(s) cash in an amount equal to the present value of an award of at least 40,000 shares of restricted stock (taking into consideration performance targets and vesting periods applicable to restricted stock awards heretofore granted under the LTICP and assuming that performance goals and targets would have been attained so that 100% of the restricted stock would have become payable).

          (d)  Funding Supplemental Retirement Plan Benefit. As soon as
               --------------------------------------------
reasonably practical following January 1, 2001, Employer shall fully fund the retirement benefit which Employee shall become eligible to receive under Employer's Second Supplemental Retirement Plan ("Supplemental Retirement Plan") by depositing sufficient amounts in the secular trust previously established under the Supplemental Retirement Plan (the "Trust"). The amount to be deposited in the Trust to fully fund such benefit shall include amounts sufficient to make the Tax Liability Distributions provided for under Section
5.1 of the Trust. The amount to be deposited shall be based on calculations performed by the actuary for the Supplemental Retirement Plan using the actuarial assumptions and factors set forth on Appendix I to this Agreement and incorporated herein by reference, together with such other assumptions and factors (not inconsistent with the factors and assumptions set forth on said Appendix I) determined by such actuary to be reasonable, necessary and appropriate to fully fund such benefit; provided that the amount necessary to be deposited in the Trust as of January 1, 2001, will not be less than $15,847,586. Upon Employee's retirement, Employer shall cause the actuary to review the funded status of Employee's Supplemental Retirement Plan benefit, and Employer shall make additional deposits to the Trust if necessary to adjust the funded status of such benefit so that it is fully funded at that time based on the assumptions and factors specified herein, or such other or different assumptions and factors as may be deemed by the actuary to be appropriate at the time of such review if the use of such other or different assumptions and factors would require a higher level of funding of the Trust.

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          (e)  Provision for Company Automobile. Employee shall be entitled to
               --------------------------------
participate in Employer's executive automobile policy on the same basis as other executives of Employer subject to the terms and conditions of such automobile policy as it may be amended, altered or terminated from time to time.

          (f)  Employee Benefits. Employee shall be entitled to participate in
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all of Employer's employee benefit plans, programs, arrangements and fringe benefit policies to the extent he is qualified to do so by virtue of his employment with Employer, subject to the terms, conditions and limitations of such plans, arrangements and policies, as they may be amended, altered or terminated from time to time. For purposes of Employee's participation in certain of Employer's executive compensation plans, Employee shall be deemed to be a "corporate officer" of Employer.

     5.   Severance Benefits. If Employee is terminated by Employer without
          ------------------
Cause (as defined in Section 7 below) during the Term, Employee shall be entitled to receive the compensation and benefits described in (a), (b), (c) and
(d) hereinbelow:

          (a) A one-time cash severance payment, which shall be payable as soon as reasonably practical following such termination, but in any event within ten
(10) business days thereafter, in an aggregate amount equal to the sum of the following:

               (i) The greater of: (a) the amount of base salary (as in effect on the date of the termination) plus annual incentive awards (at the highest previous target level and assuming performance satisfying a target payout) that Employee would have received had he continued in the employment of Employer hereunder through the expiration of the Term; or (b) twelve months base salary (as in effect on the date of the termination) plus Employee's target annual incentive award for the year of the termination;

               (ii) An amount equal to the sum of: (a) the value (as of the date of termination) of all unvested and otherwise unpayable restricted stock (or alternative) awards previously granted to Employee under the LTICP (as if performance criteria had been met to permit payment of 100% of the award), and (b) the forfeited portion of Employee's accounts under Employer's Deferred and Incentive Compensation Plan ("DICP") and Employer's Salary Deferral Program ("SDP") (valued in accordance with the relevant provisions of the DICP and SDP, respectively);

               (iii) An amount equal to the sum of: (a) Employer matching contributions which would have been made under the DICP and SDP had Employee continued to defer salary under such plans at the rate in effect as of the date of such termination for the remainder of the

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                      Term, plus (b) the value of restricted stock (or
                      alternative) awards which had not theretofore been made to Employee under paragraph 4(c) hereof (valued on the basis of the assumption that the performance criteria which would have been applicable to such awards had been met so that 100% of the award(s) would have been payable);

               (iv) Employer shall, to the extent such benefits are not continued under the provisions of Employer's Split-Dollar Life Insurance Program ("Split-Dollar Life Insurance Program"), provide Employee with the benefits contemplated under the Split-Dollar Life Insurance Program, as in effect on the date of this Agreement, as if the Participation Agreement between Employer and Employee entered into under the Life Insurance Program continued in accordance with its terms as in effect on the date of this Agreement; and

               (v) An amount equal to the difference between (a) the aggregate required monthly premium for continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under Employer's group medical, dental, prescription drug and group life insurance programs, and (b) the aggregate monthly employee contribution rate in effect for Employee under such programs immediately prior to such termination, multiplied by eighteen (18).

          (b) In addition to such special severance payment, Employee shall be entitled to the following benefits:

               (i) The portion of Employee's retirement benefit payable under the Supplemental Retirement Plan, including the Additional Retirement Compensation provided for in paragraph (c) below, shall be immediately fully funded (based on the factors described in paragraph 4(d) above) under the Trust to the extent it had not previously been so funded;

               (ii) Employer shall pay on behalf of Employee, or shall reimburse Employee for, the physician fees for one physical examination of Employee under the general parameters of Employer's executive physical program for each year during the period equal to the greater of the remainder of the Term or one (1) year following Employee's termination; and

               (iii) Employee shall, at Employer's cost, be entitled to financial planning services equivalent to services available under Employer's executive financial planning program during the period equal to the greater of

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                      the remainder of the Term or twelve months following
                      Employee's termination.

          (c) In addition to such severance payments and benefits, Employee shall be entitled to additional retirement compensation ("Additional Retirement Compensation") in an amount equal to the difference between: (i) the benefit Employee is entitled to receive under Employer's Retirement Plan ("Retirement Plan") and the Supplemental Retirement Plan, and (ii) the amount of the retirement benefit Employee would have been entitled to receive under the Retirement Plan and the Supplemental Retirement Plan had Employee earned additional Accredited Service (as defined in the Retirement Plan) through the expiration of the Term. The Additional Retirement Compensation shall be funded under the secular trust provided for under the Supplemental Retirement Plan and shall be payable in periodic installments in the form elected by Employee with respect to benefits under the Retirement Plan. The amount of each such periodic installment shall be determined by the actuary for the Retirement Plan using reasonable actuarial assumptions substantially similar to those used in connection with the determination of benefits payable under the Retirement Plan. The Additional Retirement Compensation is not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended ("Code"); however, the Additional Retirement Compensation shall be fully funded and payable under the Trust pursuant to the parameters set forth in Section 4(d) hereof.

          (d) In the event that the foregoing payments, or any portion thereof, constitute an "excess parachute payment" under Section 4999 of the Code, or any successor provision, Employer shall, in addition to providing the foregoing payments and benefits, pay Employee a tax gross-up cash payment(s) in an amount agreed upon by Employee to be sufficient to fully offset the excise tax which Employee is, or may be, required to pay as a result thereof. Such tax gross-up payment shall be paid to Employee concurrently with the cash payments provided for hereinabove; provided that if the amount of such tax gross-up payment cannot be finally determined by such date, Employer shall pay Employee concurrently with such other payments an estimate, determined in good faith by Employer, of the minimum amount of the required tax gross-up payment. Thereafter, Employer shall promptly (but in any event within forty-five (45) days of Employee's termination) determine in good faith the total amount of the tax gross-up payment and seek to obtain Employee's approval thereof. The remaining portion of the tax gross-up payment shall be paid to Employee promptly after Employee approves the total amount.

     Notwithstanding any other provision of this Agreement seemingly to the contrary, each of the benefits provided for in paragraph (b) above shall be provided to Employee if and only to the extent that a similar type of benefit is not provided to Employee through his subsequent employment with another employer. Additionally, Employee shall not be entitled to any of the payments or benefits provided for under this Section 5 if Employee's termination is for Cause, or if the circumstances of Employee's termination entitle him to the payments and benefits provided for in Section 6 below.

     6.   Change In Control.
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          (a)  If, during the Term; (i) Employee voluntarily terminates his employment with Employer (or its successor) within six(6) months following a Change in Control (as defined below), or (ii) Employee's employment is terminated by Employer (or its successor) without Cause, or Employee terminates his employment for Good Reason (as defined below), in either case within twenty-four (24) months following a Change in Control, Employee will be entitled to receive the following payments and benefits which shall be paid as soon as reasonably practical following such termination but in any event within ten (10) business days thereafter:

               (1) A one-time cash payment equal to the greater of: (i) the amount of base salary (as in effect on the date of the termination) plus target annual incentive awards (at the highest previous target level and assuming performance satisfying a target payout) that Employee would have received had he continued in the employment of Employer (or its successor) hereunder through the expiration of the Term; or (ii) three (3) times the aggregate of Employee's annualized base salary in effect immediately prior to the Change in Control plus Employee's target annual incentive award for the year in which the Change in Control occurs;

               (2) The portion of Employee's retirement benefit payable under the Supplemental Retirement Plan, including the Additional Retirement Compensation, shall be immediately fully funded (based on the factors described in paragraph 4(d) above) under the Trust to the extent it had not previously been so funded;

               (3) Employer shall, to the extent such benefits are not continued under the provisions of the Split-Dollar Life Insurance Program, provide Employee with the benefits contemplated under the Split-Dollar Life Insurance Program, as in effect on the date of this Agreement, as if the Participation Agreement between Employer and Employee entered into under the Life Insurance Program continued in accordance with its terms as in effect on the date of this Agreement;

               (4) A one-time cash payment equal to the aggregate of (a) Employer matching contributions which would have been made under the DICP and SDP had Employee continued to defer salary under such plans at the rate in effect as of the effective date of the Change in Control, for a period equal to the greater of the remainder of the Term or an additional three years, plus (b) an amount equal to the value of restricted stock (or alternative) awards which had not theretofore been made to Employee under paragraph 4(c) hereof (valued on the basis of the assumption that the performance criteria which would have

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                    been applicable to such award(s) had been met so that 100%
                    of the award would have been payable);

               (5) A one-time cash payment equal to the aggregate of (a) the value (as of the date termination) of all unvested and otherwise unpayable restricted stock (or alternative) awards previously granted to Employee under the LTICP (as if performance criteria had been met to permit payment of 100% of the award), and (b) the forfeited portion of Employee's accounts under the DICP and SDP (valued in accordance with the relevant provisions of the DICP and SDP, respectively);

               (6) A one-time cash payment equal to the difference between (a) the monthly COBRA premium for coverage under Employer's group medical, dental and prescription drug programs, and
                    (b) the monthly employee contribution under such programs in effect for Employee immediately prior to the termination, multiplied by eighteen (18);

               (7) Employee shall, at Employer's cost, be entitled to financial planning services equivalent to services available under Employer's executive financial planning program for a period equal to the greater of the remainder of the Term, or three years from the date of the termination; and

               (8) Employer shall pay on behalf of Employee, or shall reimburse Employee for, the physician fees for one physical examination of Employee for each year during the period equal to the greater of the remainder of the Term, or three years from the date of the termination.

          (b) In addition to such severance payments and benefits, Employee shall be entitled to the Additional Retirement Compensation as calculated and payable under the provisions of paragraph 5(c) above.

          (c) In the event that the foregoing payments, or any portion thereof, constitute an "excess parachute payment" under Section 4999 of the Code, or any successor provision, Employer shall, in addition to providing the foregoing payments and benefits, pay Employee a tax gross-up cash payment(s) in an amount agreed upon by Employee to be sufficient to fully offset the excise tax which Employee is, or may be, required to pay as a result thereof. Such tax gross-up payment shall be paid to Employee concurrently with the cash payments provided for hereinabove; provided that if the amount of such tax gross-up payment cannot be finally determined by such date, Employer shall pay Employee concurrently with such other payments an estimate, determined in good faith by Employer, of the minimum amount of the required tax gross-up payment. Thereafter, Employer shall

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promptly (but in any event within forty-five (45) days of Employee's termination) determine in good faith the total amount of the tax gross-up payment and seek to obtain Employee's approval thereof. The remaining portion of the tax gross-up payment shall be paid to Employee promptly after Employee approves the total amount.

          (d) For purposes of this Agreement, "Change in Control" shall mean a change in control of Employer of a nature that would be required to be reported in response to Item 1(a) of the Securities and Exchange Commission Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or would have been required to be so reported but for the fact that such event had been "previously reported" as that term is defined in Rule 12b-2 of Regulation 12B under the Exchange Act; provided that, without in any way limiting the foregoing, a Change in Control shall be deemed to have occurred if any one or more of the following events occurs: (i) any Person is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing 20% or more of the combined voting power of Employer's then outstanding securities having the right to vote at elections of directors ("Voting Securities"); (ii) individuals who constitute the board of directors of Employer on the effective date of this Agreement (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of this Agreement whose election, or nomination for election by Employer's shareholders, was approved by at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of Employer in which such person is named as a nominee for director, without objection to such nomination) shall, for purposes of this clause (ii), be considered as though such person were a member of the Incumbent Board; (iii) a recapitalization or reclassification of the Voting Securities of Employer, which results in either (a) a decrease by 33% or more in the aggregate percentage ownership of Voting Securities held by Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants), or (b) an increase in the aggregate percentage ownership of Voting Securities held by non-Independent Shareholders (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants) to greater than 50%; (iv) all or substantially all of the assets of Employer are liquidated or transferred to an unrelated party; or (v) Employer is a party to a merger, consolidation, reorganization or similar transaction pursuant to which Employer is not the surviving ultimate parent entity. For purposes of this definition, the term "Person" shall mean and include any individual, corporation, partnership, group, association or other "person", as such term is used in Section 14(d) of the Exchange Act, other than Employer, a subsidiary of Employer or any employee benefit plan(s) sponsored or maintained by Employer or any subsidiary thereof, and the term "Independent Shareholder" shall mean any shareholder of Employer except any employee(s) or director(s) of Employer or any employee benefit plan(s) sponsored or maintained by Employer or any subsidiary thereof.

          (e) For purposes of this Agreement, "Good Reason" shall mean any one or more of the following occurrences: (i) Employee's base salary as in effect immediately prior to the Change in Control, or as it may be increased subsequent to the Change in Control, is reduced; (ii) Employee's status or responsibilities with Employer immediately prior to the Change in Control are

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materially reduced, or Employee is assigned duties which are inconsistent with such status or responsibilities, or Employee's business location is materially changed; (iii) Employer (or its successor) fails to continue in effect any pension, health care or executive compensation plan or arrangement in which Employee was participating immediately prior to the Change in Control, or Employer (or its successor) takes some action which materially reduces Employee's benefits under any such plan or program, without (in either such case) providing Employee with substantially similar benefits; or (iv) any successor to Employer in connection with the Change in Control does not, prior to the Change in Control, expressly assume this Agreement.

     7.   Definition of Cause. For purposes of this Agreement, the term "Cause"
          -------------------
shall mean any one or more of the following: (a) the material breach by the Employee of this Agreement; (b) Employee's breach of his fiduciary duty to Employer and/or its shareholders in his capacity as an officer and/or director of Employer; (c) any action or failure to act on the part of Employee which results in material injury to the assets, business prospects or reputation of Employer or any affiliate of Employer; (d) the appropriation of a material business opportunity of Employer or any affiliate of Employer, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of the Employer; or (e) Employee's failure to substantially perform his duties and responsibilities hereunder, including without limitation Employee's breach of Employer's Code of Conduct or an express employment policy of Employer.

     8.   Confidentiality and Nondisclosure.
          ---------------------------------

          (a) Employee understands and agrees that he will be given Confidential Information (as defined below) and Training (as defined below) during his employment with Employer relating to the business of Employer and/or its Affiliates (as defined below). Employee hereby expressly agrees to maintain in strictest confidence and not to use in any way (including without limitation in any future business relationship of Employee), publish, disclose or authorize anyone else to use, publish or disclose in any way, any Confidential Information relating in any manner to the business or affairs of Employer and/or its Affiliates. Employee agrees further not to remove or retain any figures, calculations, letters, documents, lists, papers, or copies thereof, which embody Confidential Information of Employer and/or its Affiliates, and to return, prior to Employee's termination of employment, any such information in Employee's possession. If Employee discovers, or comes into possession of, any such information after his termination he shall promptly return it to Employer. Employee acknowledges that the provisions of this paragraph are consistent with Employer's Code of Conduct with which Employee, as an employee of Employer, is bound.

          (b) For purposes of this Agreement, "Confidential Information" includes, but is not limited to, information in the possession of, prepared by, obtained by, compiled by, or that is used by Employer or any of its Affiliates or customers and (1) is proprietary to, about, or created by Employer or its Affiliates or customers; (2) gives Employer or its Affiliates or customers some competitive business advantage, the opportunity of obtaining such advantage, or disclosure of which might be detrimental to the interest of Employer or its Affiliates or customers; and (3) is not typically

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disclosed by Employer or its Affiliates or customers, or known by persons who are not employed by Employer or its Affiliates or customers. Without in any way limiting the foregoing and by way of example, Confidential Information shall include: information not generally available to the general public pertaining to Employer's system-wide business operations such as financial and operational information and data, operational plans and strategies for emerging and traditional business units (both domestic and foreign), business and marketing strategies and plans for various products and services, global operational planning, and acquisition and divestiture planning.

          (c) For purposes of this Agreement, "Training" includes, but is not limited to, specialized and valuable training regarding Confidential Information.

          (d) For purposes of this Agreement, "Affiliate" shall mean any person, or entity (or sub unit of an entity) that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with Employer.

     9.   Non-Compete and Non-Solicitation. Employee acknowledges and agrees
          --------------------------------
that: (1) in order to perform his obligations and job duties for Employer, Employee will gain Training and access to Confidential Information regarding Employer and/or its Affiliates or customers; (2) use of such Confidential Information in competition with Employer and/or its Affiliates or customers would be detrimental to the business interests of Employer and/or its Affiliates or customers; and (3) Employee would not have been allowed to gain access to Confidential Information, or to provide the obligations and job duties contemplated under this Agreement without his promises and agreements contained in the following paragraph.

     Employee agrees that, during his employment with Employer, and for a period of one (1) year thereafter, Employee shall not, directly or indirectly, either as an employee, employer, independent contractor, consultant, agent, principal, partner, stockholder, officer, director, or in any other individual or representative capacity, either for his own benefit or the benefit of any other person or entity: (i) engage or participate in a business which competes in a material manner with Employer or any of its Affiliates; (ii) contact, solicit or attempt to solicit the business or patronage of any of Employer's (or Affiliate's) customers, or prospective customers, or any person, firm, corporation, company, partnership, association or entity which was contacted or whose business was solicited, serviced or maintained by Employer (or its Affiliates) during the term of Employee's employment with Employer; or (iii) solicit, recruit, induce, encourage or in any way cause any employee of Employer (or an Affiliate) to terminate his/her employment with Employer (or such Affiliate). Notwithstanding the foregoing, the restriction provided in (i) above shall apply following the termination of this Agreement only if Employee receives the payments and benefits provided for in Section 5 or 6 above.

     10.  Injunctive Relief. Because of the unique nature of the business to be
          -----------------
conducted by Employer or its Affiliates and the Confidential Information relating thereto, Employee acknowledges, understands and agrees that Employer and/or its Affiliates will suffer immediate and irreparable harm if Employee fails to comply with any of this obligations under Sections 8 and 9 of

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this Agreement, and that monetary damages alone will be inadequate to compensate
Employer or its Affiliates for such breach. Accordingly, Employee agrees that Employer and/or its Affiliates shall, in addition to any other remedies available to it at law or in equity, be entitled to temporary, preliminary, and permanent injunctive relief and specific performance to enforce the terms of Sections 8 and 9 without the necessity of proving inadequacy of legal remedies or irreparable harm or posting bond.

     11.  Deductions and Nonalienation of Benefits. Employee shall be required
          ----------------------------------------
to pay promptly on demand, by payroll deduction or otherwise, the amount required to be withheld by Employer for income and employment taxes in respect of amounts paid under this agreement. No right, benefit or payment hereunder shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be null and void. No right, benefit or payment hereunder shall in any manner be subject to, voluntarily or involuntarily, the debts, contracts, liabilities or torts of Employee or be otherwise subject to any execution, garnishment, attachment, insolvency, bankruptcy or legal proceedings of any character or legal sequestration, levy or sale. If Employee or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right, benefit or payment hereunder, such right, benefit or payment may be terminated at any time by Employer without liability or further obligation.

     12.  Employer's Right to Modify Employee Benefit Plans. Nothing in this
          -------------------------------------------------
Agreement shall be construed as a limitation on the absolute right of Employer, at any time and from time to time at its sole discretion, to amend or modify, in whole or in part, or to terminate, any employee benefit plan, program or policy sponsored or maintained by Employer; provided, however, that no such amendment or termination shall eliminate or reduce the payments and benefits provided for in Section 5 and 6 hereof, it being understood that, if, from and after the date hereof, any plan or program referenced in Section 5 or 6 hereof is terminated or amended and such termination or amendment would reduce the payments or benefits provided for under Section 5 or 6, such terminated or amended plan or program shall, for purposes of calculating the payments and benefits under Sections 5 or 6 hereof, be deemed to be in effect as of the effective date of this Agreement. Any plan or program which is specifically referenced herein shall be deemed to include any successor plan or program or any similar plan or program adopted and maintained by Employer to provide Employee with the same or similar benefits provided for under such specifically referenced plan or program.

     13.  Entire Agreement. This Agreement contains the complete understanding
          ----------------
and agreement between the parties and supersedes any and all other agreements, understandings, or communications of any kind, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise with respect to the subject matter of this Agreement shall be valid or binding. Subject to the provisions of Section 5 and 6 hereof regarding certain payments and benefits upon a termination satisfying the criteria set forth in such sections, nothing in this Agreement shall be construed as conferring any right upon Employee to continued employment by Employer. Any modification of this Agreement will be effective only if it is in writing signed by both of the parties hereto.

     14.  Severability. If any provision in this Agreement is held by a court
          ------------
of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     15.  Survival. The parties hereby acknowledge and agree that certain
          --------
provisions of this Agreement are, by their nature, intended to survive this Agreement and the parties agree that all of such provisions shall survive Employee's termination of employment, regardless of the reason for such termination. Employee acknowledges and agrees that the covenants and restrictions in Sections 8 and 9 of this Agreement are reasonable and necessary due to the highly competitive, confidential and proprietary nature of the services to be performed by Employee hereunder.

     16.  Successors. This Agreement shall be binding upon and inure to the
          ----------
benefit of Employee, his heirs, beneficiaries and personal representatives, and Employer and any successor or assignee of Employer, but neither this Agreement, nor any of the rights or obligations of either party hereunder may be assigned, in whole or in part, except Employer may assign this Agreement to any affiliate of Employer. Employer will seek to obtain the written acknowledgment and assumption of this Agreement by any successor of Employer prior to any transaction or event pursuant to which such successor becomes the successor to Employer. Whether or not such written acknowledgment and assumption is given, this Agreement shall be binding on such successor and its assignees.

     17.  Notices. Any notices to be given hereunder by either party to the
          -------
other may be effected by personal delivery in writing, by facsimile or by mail, registered or certified, postage prepaid to the current address of the other party with return receipt requested. Notices delivered personally or by facsimile shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated as of three (3) days after mailing.

     18.  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Texas.

     EXECUTED effective as of the 1st day of June, 2000.


                              EMPLOYER:

                              TXU CORP.


                              By: /s/ James A. Middleton
                                  ----------------------
                                    James A. Middleton, Chairman -
                                    Organization and Compensation Committee



                              EMPLOYEE:


                              /s/ Erle Nye
                              -------------------------
                              Erle Nye

                                  Appendix I

Actuarial Assumptions and Factors
Projected retirement date                                    June 1, 2004
Rate of future pay increases                                     3%
Future AIP awards as percent of base pay                        75%

Tax rates during gross-up period
     Marginal rate for Federal Income Tax                    39.60%
     FICA tax rate -Social Security                           6.20%
                   -Medicare                                  1.45%
Tax rates during payment period
     Marginal rate for Federal Income Tax                    39.60%
     FICA tax rate -Social Security                           N/A
                   -Medicare                                  N/A

Annual after-tax investment rate of return of trust           5.40%
Annual increase in CPI                                        3.00%

Period for payment of benefits                               30 years from date of retirement

Future ad hoc cost of living increases
     Percent increase in benefit                             50% of assumed change in CPI
     Frequency of increase                                   Every 5 years

Optional form of payment for funding purposes                50% Joint & Survivor
Optional form of payment at retirement                       As elected